Exhibit 5.2

December 27, 2012

DJO Finance LLC

DJO Finance Corporation

1430 Decision Street

Vista, California 92081

Ladies and Gentlemen:

We have acted as special Nevada counsel to Encore Medical GP, LLC, a Nevada limited liability company (“Medical GP”), Encore Medical Asset Corporation, a Nevada corporation (“EMAC”) and Encore Medical Partners, LLC, a Nevada limited liability company (“Medical Partners,” and together with Medical GP and EMAC, the “Nevada Guarantors”), in connection with (A) the proposed issuance by DJO Finance LLC, a Delaware limited liability company, and DJO Finance Corporation, a Delaware corporation (together, the “Issuers”), of up to $330,000,000 aggregate principal amount of their 8.75% Second Priority Senior Secured Notes due 2018 (the “Senior Secured Exchange Notes”) and the issuance by each of the Nevada Guarantors of its guarantee (each a “Senior Secured Exchange Guarantee” and, collectively, the “Senior Secured Exchange Guarantees”) with respect to the Senior Secured Exchange Notes, registered under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for a like principal amount of the Issuers’ outstanding 8.75% Second Priority Senior Secured Notes due 2018 and their related guarantees, which have not been so registered, and (B) the proposed issuance by the Issuers of up to $440,000,000 aggregate principal amount of their 9.875% Senior Notes due 2018 (the “Senior Exchange Notes”) and the issuance by each of the Nevada Guarantors of its guarantee (each a “Senior Exchange Guarantee” and, collectively, the “Senior Exchange Guarantees”) with respect to the Senior Exchange Notes, registered under the Securities Act, in exchange for a like principal amount of the Issuers’ outstanding 9.875% Senior Notes due 2018 and their related guarantees, which have not been so registered (collectively, the “Exchange Offer”).

The Senior Secured Exchange Notes and the Senior Secured Exchange Guarantees will be issued under an indenture, dated as of March 20, 2012, and a first supplemental indenture, dated as of October 1, 2012 (collectively, the “March 2012 Indenture”), among the Issuers, the Nevada Guarantors, the other guarantors party to the March 2012 Indenture and The Bank of New York Mellon, a New York banking corporation (“The Bank of New York Mellon”), as trustee. The Senior Secured Exchange Notes and the Senior Secured Exchange Guarantees will be issued under an indenture, dated as of October 1, 2012 (the “October 2012 Indenture”), among the Issuers, the Nevada Guarantors, the other guarantors party to the October 2012 Indenture and The Bank of New York Mellon, as trustee. This opinion is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

3960 HOWARD HUGHES PKWY., SUITE 700

LAS VEGAS, NEVADA 89169

702.732.9099 PH | 702.732.7110 FX

*WILLIAM J. SILBEY HAS RETIRED FROM THE PRACTICE OF LAW IN THE STATE OF NEVADA.

DJO Finance LLC

DJO Finance Corporation

December 27, 2012

In rendering our opinions expressed below, we have examined and relied upon originals (or copies certified or otherwise identified to our satisfaction as being true reproductions of originals) of (i) an executed copy of each of the March 2012 Indenture and the October 2012 Indenture, and (ii) such other documents, agreements, corporate records and other instruments, and have made such other investigations, as we have deemed necessary as a basis for the opinions expressed herein, including the documents listed on Exhibit A hereto. In our examination, we have assumed (a) the genuineness of all signatures, (b) the authenticity of all documents submitted to us as originals, (c) the legal capacity of natural persons executing such documents, (d) the authenticity and conformity to original documents of documents submitted to us as certified photostatic, facsimile or electronically transmitted copies, (e) the completeness and accuracy of all corporate records provided to us, and (f) that the resolutions of each of the Nevada Guarantors listed on Exhibit A are in full force and effect and have not been amended, rescinded or superseded. We have also relied, as to all questions of fact material to this opinion, upon certificates of public officials and officers of the Nevada Guarantors and representations made to us by one or more officers or employees of the Nevada Guarantors. We have not conducted any independent investigation of, or attempted to verify independently, such factual matters.

“Nevada Law” means the laws of the State of Nevada that a Nevada lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Nevada Guarantors, the March 2012 Indenture, including the Senior Secured Exchange Guarantees contained therein, and the October 2012 Indenture, including the Senior Exchange Guarantees contained therein, provided that “Nevada Law” does not include any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative decision. Our opinion herein is limited to the effect on the subject transactions of Nevada Law as in effect on the date hereof. We disclaim any obligation to advise you of any change in law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth herein. We assume no responsibility regarding the applicability to such transactions, or the effect thereon, of the laws of any other jurisdiction.

In rendering our opinion, we express no opinion herein as to the applicability or effect of any fraudulent transfer or similar law on the March 2012 Indenture, including the Senior Secured Exchange Guarantees contained therein, and the October 2012 Indenture, including the Senior Exchange Guarantees contained therein, or the transactions contemplated thereby.

Based upon and subject to the foregoing and the additional qualifications set forth herein, we are of the opinion that:

1. The March 2012 Indenture, including the respective Senior Secured Exchange Guarantees contained therein, has been duly authorized, executed and delivered by each of the Nevada Guarantors.

2. Neither the execution and delivery of the March 2012 Indenture, including the respective Senior Secured Exchange Guarantees contained therein, by each of the Nevada Guarantors, nor the performance of the obligations of each of the Nevada Guarantors under the terms thereof, violates Nevada Law.

DJO Finance LLC

DJO Finance Corporation

December 27, 2012

3. The October 2012 Indenture, including the respective Senior Exchange Guarantees contained therein, has been duly authorized, executed and delivered by each of the Nevada Guarantors.

4. Neither the execution and delivery of the October 2012 Indenture, including the respective Senior Exchange Guarantees contained therein, by each of the Nevada Guarantors, nor the performance of the obligations of each of the Nevada Guarantors under the terms thereof, violates Nevada Law.

We hereby consent to the filing this opinion with the Securities and Exchange Commission (the “Commission”) as an exhibit to the Registration Statement on Form S-4, as amended (the “Registration Statement”) filed by the Issuers and the Guarantors with the Commission relating to the Exchange Offer in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the reference to our firm contained under the heading “Legal Matters” in the prospectus included therein. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. We understand and agree that Simpson Thacher & Bartlett LLP may rely upon this opinion as if it were an addressee hereof for the purpose of providing the opinion to be delivered by such firm in connection with the Registration Statement.

We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters including without limitation any opinions as to the enforceability of the Indenture, the Supplemental Indenture or any of the Exchange Guarantees. This opinion is provided to you as a legal opinion only and not as a guaranty or warranty of the matters discussed herein.

Very truly yours,
/s/ Rice Silbey Reuther & Sullivan, LLP RICE SILBEY REUTHER & SULLIVAN, LLP